CONFIDENTIAL Final Form SELLERS’ NOTE * * * THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY CONTACTING [NAME OR TITLE OF REPRESENTATIVE OF BORROWER] AT [ADDRESS OR TELEPHONE NUMBER]. THE TRANSFER, SALE AND ASSIGNMENT OF THIS NOTE ARE SUBJECT TO RESTRICTIONS. NO TRANSFER, SALE OR ASSIGNMENT OF THIS NOTE SHALL BE EFFECTIVE UNLESS MADE IN COMPLIANCE WITH THE PROVISIONS HEREOF AND PROPERLY REFLECTED IN THE REGISTER. EXPRESS WASH TOPCO, LLC PROMISSORY NOTE $[130,000,000]1 [-], 2025 This Promissory Note (this “Note”) is entered into as of the date set forth above (the “Closing Date”) by and among: (a) EXPRESS WASH TOPCO, LLC, a Delaware limited liability company (the “Maker”), and (b) [PARENT], a Delaware corporation (the “Initial Noteholder”), in order to evidence loans deemed to have been extended by the Initial Noteholder to the Maker in the aggregate principal amount of $[130,000,000] for purposes of financing, in part, the acquisition of the Interests (as defined in the Purchase Agreement) in execution of a delegation of payment by Purchaser to the Maker of the relevant consideration due by Purchaser for the acquisition of the Interests. Capitalized terms used in this Note shall have the meanings ascribed thereto in Exhibit A attached hereto or, if not so defined therein, the meanings ascribed to such terms in the Purchase Agreement. FOR VALUE RECEIVED, the Maker hereby promises to pay to the Initial Noteholder (together with their successors and registered assigns, the “Noteholders”), on [___]2 (the “Maturity Date”) the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, and to pay interest on such principal amounts as provided in Section 3 hereof. The initial amount owed to each Noteholder as of the date hereof is set forth opposite to the name of such Noteholder on Schedule I attached hereto. The Maker shall make all cash payments due on this Note by wire transfer in immediately available funds directly to such Noteholder in accordance with the written instructions provided by such Noteholder to the Maker (which, in the reasonable discretion of the Noteholders, may include a paying agent designated by the Noteholders to act in such capacity for all Noteholders). 1 NTD: Subject to reduction for the Ticking Fee Amount (if any) under the Purchase Agreement. 2 NTD: To be the date that is ninety-one (91) days after the maturity of the indebtedness evidenced by the OpCo Credit Agreement. Exhibit 10.2

-2- 1. THE NOTE This Note is the Seller Note issued pursuant to Sections 1.02(b)(ix) and 1.02(c)(v) of the Purchase Agreement. 2. DEMAND RIGHT For so long as (a) this Note remains outstanding and (b) the Initial Noteholder continues to hold an interest in this Note equal to at least 25% of the then-outstanding principal amount under this Note (such Initial Noteholder for so long as it retains such interest in this Note, a “Remaining Initial Noteholder”), the Remaining Initial Noteholder (but not any other Noteholder) shall, from after the twenty-four (24) month anniversary of the Closing Date, have the right to submit a written notice to the Maker (such notice, a “Sale Notice” and such date the Sale Notice is submitted, the “Sale Notice Submission Date”) to cause the Maker or OpCo to diligently pursue the sale of the Maker or OpCo to a third party (such sale, a “Sale”); provided that (i) any Sale shall be for Fair Market Value, (ii) the Sale shall result in proceeds in the form of cash or Cash Equivalents sufficient to pay the entirety of the then-outstanding balance of the OpCo Credit Agreement and (iii) the Sale shall result in proceeds in the form of cash or Cash Equivalents sufficient to pay the entirety of the then-outstanding balance of this Note. If a Sale is not consummated on or prior to (A) the six (6) month anniversary of the Sale Notice Submission Date (as such date may be extended as described in the proviso below), the Remaining Initial Noteholder may, at any time thereafter and in its sole discretion, upon fifteen (15) Business Days prior written notice to the Maker, appoint one member to the board of managers (or equivalent governing body) of Magnolia Topco, L.P., a Delaware limited partnership (“Magnolia” and such board of managers (or equivalent governing body), the “Board”) and (B) the twelve (12) month anniversary of the Sale Notice Submission Date (as such date may be extended as described in the proviso below), the Remaining Initial Noteholder may, at any time thereafter and in its sole discretion, upon fifteen (15) Business Days prior written notice to the Maker establish a committee of the Board that is controlled by the Remaining Initial Noteholder and has authority to govern the process, and all related matters, with respect to the Sale (provided that, for the avoidance of doubt, such Sale must satisfy the criteria set forth in clauses (i), (ii) and (iii) in the proviso above) (any such Sale contemplated by this clause (B), a “Noteholder Controlled Sale”); provided that, if the Maker or OpCo shall have entered into a definitive agreement in respect of a Sale that satisfies the criteria set forth in clauses (i), (ii) and (iii) in the proviso above (a “Sale Agreement”) on or prior to either of the dates referenced in the foregoing clauses (A) and/or (B), then such applicable date shall be extended by an additional one hundred twenty (120) days to the extent required for the Maker or OpCo, as applicable, to obtain any necessary regulatory or other material approvals for the consummation of such Sale pursuant to its terms and the Remaining Initial Noteholder’s rights in the foregoing clauses (A) and/or (B), as applicable, shall not become effective until such applicable extended date. In connection with any Noteholder Controlled Sale, the Remaining Initial Noteholder shall, and shall cause the members of the committee of the Board appointed by them in accordance with clause (B) above to, reasonably cooperate with the Maker and the Investors in connection with such Noteholder Controlled Sale, including by keeping them reasonably informed of the status, details and terms of any proposed Noteholder Controlled Sale and consulting with the Maker and the Investors in connection with the engagement of any independent financial advisors in connection therewith. The terms in this paragraph are referred to herein as the “Demand Right”. Notwithstanding anything to the contrary contained herein, (1) at any time from and after the Sale Notice Submission Date until the later of (x) the date on which the Maker or OpCo shall have entered into a Sale Agreement or (y) the date on which a Sale Agreement has been terminated in accordance with its terms, the Maker may repay in full the outstanding principal amount of this Note then owing, together with all accrued and unpaid interest thereon and all other amounts (including, for the avoidance of doubt, any Make Whole Amount due to an Assignee Noteholder) due with respect thereto (if any) in cash, and (2) at any time from and after the Closing Date, any of the Investors or their respective Affiliates may (or may cause a designee to), in their sole discretion, acquire from the Initial Noteholder such Initial Noteholder’s remaining interests in this Note (to the extent such

-3- Initial Noteholders then continues to hold any interests in this Note), at which time (in the case of each of clauses (1) and (2)), the Demand Right shall automatically terminate and be of no further force or effect, the Maker and OpCo shall no longer be required to pursue a Sale and the Remaining Initial Noteholder’s rights in clauses (A) or (B) set forth above shall automatically terminate and be of no further force or effect, and any Board members or committee members previously appointed by the Remaining Initial Noteholder shall be deemed to have automatically resigned from such positions at such time. 3. INTEREST PROVISIONS From and including the date hereof through but excluding the Maturity Date, interest on this Note shall accrue on the unpaid principal amount of this Note outstanding from time to time at a rate per annum equal to (i) for the period beginning on the Closing Date and ending on the twelve (12) month anniversary of the Closing Date, 13.0%, (ii) for the period beginning on the first day following the twelve (12) month anniversary of the Closing Date and ending on the twenty-four (24) month anniversary of the Closing Date, 15.0% and (iii) for the period beginning on the first day following the twenty-four (24) month anniversary of the Closing Date and thereafter until the Maturity Date, 17.0%; provided that, if a Sale is not completed prior to the twelve (12) month anniversary of the Sale Notice Submission Date, the then applicable Interest Rate owed to any Remaining Initial Noteholder (but not any other Noteholder) shall increase by 2.0% per annum every three (3) months following such anniversary (the applicable rate set forth in this Section 3, the “Interest Rate”). If any Event of Default (as defined below) has occurred and is continuing, then, upon the written election of the Majority Noteholders, for so long as such Event of Default is continuing, to the extent permitted by applicable Law, the Interest Rate shall increase by 2.0% per annum. All interest on the unpaid principal amount of this Note shall accrue on a daily basis beginning on the Closing Date and shall be payable on (i) the last Business Day of each March, June, September and December prior to the Maturity Date (a “Scheduled Interest Payment Date”) and (ii) upon the earlier of (A) the Maturity Date and (B) the date of any prepayment, redemption or repurchase of all or any portion of this Note (in the case of this clause (B), solely with respect to accrued and unpaid interest on the principal amount of this Note so prepaid, redeemed or repurchased). All interest accrued hereunder shall be paid on the applicable Scheduled Interest Payment Date in kind (such payment amount, the “PIK Amount”) by increasing the then-outstanding principal amount outstanding under this Note on the applicable Scheduled Interest Payment Date by such PIK Amount. For the avoidance of doubt, once the PIK Amount is capitalized on the applicable Scheduled Interest Payment Date pursuant to the foregoing, all references under this Note to the principal amount outstanding under this Note shall be deemed to include such PIK Amount. Notwithstanding the foregoing, the Maker may, in its sole discretion, elect to pay all or a portion of the interest due in cash in United States dollars by providing written notice to the Noteholders three (3) Business Days prior to the applicable Scheduled Interest Payment Date. Interest shall be computed on the basis of a year of 365 or 366 days, as applicable, and in each case shall be payable for the actual number of days elapsed in the relevant calculation period (including the first day but excluding the last day). Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Maker exceed an amount computed at the highest rate of interest permissible under Law. Any accrued interest not previously paid shall be paid in full, in cash at such time as all remaining unpaid principal on this Note is paid in accordance with this Note. 4. PAYMENT PROVISIONS The Maker covenants that so long as this Note is outstanding:

-4- 4.1. Payment at Maturity of the Note. On the Maturity Date, or on any accelerated maturity of this Note, the Maker will pay to the Noteholders the principal amount of this Note then owing, together with all accrued and unpaid interest thereon and all other amounts due with respect hereto (if any) in cash. 4.2. Optional Redemption. The Maker may at any time and from time to time redeem this Note, in whole or ratably in part, at a price equal to 100% of the principal amount of this Note so redeemed, together with all accrued and unpaid interest on the principal amount of this Note so redeemed. Any portion of this Note which is redeemed shall not be reissued or reborrowed. 4.3. Notice of Optional Redemption. Notice of each optional redemption of this Note pursuant to Section 4.2 hereof shall be given in accordance with Section 11.1 hereof not fewer than three (3) Business Days before the redemption date, in each case by notice to the Noteholders, for further distribution to each Noteholder, which such notice (a) shall be irrevocable but may be conditional to the extent specified by the Maker therein (including, upon the prepayment of indebtedness, the consummation of a specified transaction, or as otherwise specified in such notice) and (b) specifies, (i) the date of redemption, the aggregate principal amount of this Note held by each Noteholder on such date, (ii) the aggregate principal amount of this Note held by such Noteholder to be redeemed on such date, and (iii) the accrued interest and any Make Whole Amount applicable to such redemption. The proceeds of any optional repurchase shall be applied in accordance with Section 4.6 and subject to the requirements of Section 4.7. 4.4. Payment of Redemption Price. Upon each optional redemption of this Note, in whole or in part, the Maker will, unless the conditions to redemption set forth therein are not satisfied, pay to each Noteholder in cash the principal amount of this Note to be redeemed as set forth in the notice delivered pursuant to Section 4.3 hereof, together with unpaid interest in respect thereof accrued to and including the redemption date and any applicable Make Whole Amount (the “Redemption Price”), by wire transfer of immediately available funds to such Noteholder in accordance with the written instructions provided by such Noteholder to the Maker. On any redemption date, if requested by the Maker, the holder, custodian or similar Person then in possession of this Note will make a notation on Schedule I attached hereto reflecting the amount of principal so redeemed. 4.5. Mandatory Repurchases 4.5.1. Upon a Change of Control. Upon the occurrence of a Change of Control, the Maker shall repurchase the outstanding Note in cash, at a price equal to 100% of the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon through the date of repurchase and all other amounts due with respect hereto (if any) in cash (the “Repurchase Price”). The provision of notice and payment of the Repurchase Price pursuant to this Section 4.5 will be conducted in the same manner as the provision of notice and payment of the Redemption Price provided in Sections 4.3 and 4.4 above. The proceeds of any mandatory repurchase shall be applied in accordance with Section 4.6 and subject to the requirements of Section 4.7. 4.5.2. Net Cash Proceeds of Indebtedness. If, after the Closing Date, the Maker actually receives net cash proceeds in the aggregate from the issuance of any debt securities or debt instruments or the incurrence of other debt for borrowed money (including, without limitation, convertible debt securities, debt instruments with warrants or secured or unsecured, senior, non-senior, or subordinated debt instruments, whether in the form of notes, loans, or credit facilities), the Maker shall repurchase this Note in cash, in whole or ratably in part, within five (5) Business Days after receipt of such net cash proceeds, in an amount equal to 100% of any such net cash proceeds, not to exceed the amount payable pursuant to this Note.

-5- 4.6. Application of Payments. All payments made by the Maker hereunder shall be applied: (a) first, to the payment of all reasonable and documented costs and expenses then due to the Noteholders from the Maker in connection with the collection in respect of this Note following the occurrence and during the continuation of any Event of Default, including, without limitation, all court costs and documented fees and expenses of its agents and legal counsel and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder, (b) second, to the payment of the accrued and unpaid interest then due and payable under this Note in connection with any payment, prepayment, redemption or repurchase, as applicable, (c) third, to the payment, prepayment, redemption or repurchase of the principal then due and payable under this Note, as applicable, on the Maturity Date (or the date on which this Note is otherwise redeemed or repurchased pursuant to Section 4.2 or Section 4.5) and (d) fourth, to any applicable Make Whole Amount. Any repayment, prepayment, repurchase or redemption of this Note may only be made in connection with the repayment, prepayment, repurchase or redemption of all Noteholders on a pro rata basis based on their respective initial principal amounts specified on Schedule I attached hereto. 4.7. Make Whole Amount. Notwithstanding anything in this Note to the contrary, if any interest in this Note has been assigned by an Initial Noteholder to any other Noteholder other than an Affiliate of the Initial Noteholder (each such assignee Noteholder and its permitted successors and assigns, an “Assignee Noteholder”), then, in connection with (v) any repayment of all or a portion of this Note pursuant to Section 2, (w) any optional redemption of all or a portion of this Note pursuant to Section 4.2, (x) any mandatory repurchase of all or a portion of this Note pursuant to Section 4.5, (y) any purchase of this Note pursuant to Section 11 and/or (z) any acceleration of the obligations under this Note in accordance with Section 8.2, in each case, prior to the earlier of (i) the date that is thirty (30) months following the Closing Date and (ii) the date that is eighteen (18) months following the applicable assignment to an Assignee Noteholder (the period from the assignment of such note to an Assignee Noteholder through the earlier of clause (i) and (ii), the “Make Whole Period”), the Maker agrees to pay to the applicable Assignee Noteholder(s) the Make Whole Amount with respect to any such prepayment, redemption, repurchase or acceleration of this Note; provided that, for the avoidance of doubt, such Make Whole Amounts are not due on any amounts held by the Initial Noteholder and their Affiliates. 5. REPRESENTATIONS AND WARRANTIES The Maker hereby represents and warrants to the Noteholders that on and as of the date hereof: 5.1. The Maker is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. 5.2. The Maker is duly authorized to execute, deliver and perform its obligations under this Note. The execution, delivery and performance of this Note, and the performance of the transactions contemplated hereby, including, without limitation, the issuance and repayment of this Note, do not (i) require any consent or approval of any holders of the equity interests of the Maker, other than those already obtained; (ii) conflict with or violate any provisions of the Maker’s certificate of formation, its limited liability company agreement or equivalent or any shareholders’ agreement or equivalent, (iii) contravene or conflict with any provision of any material agreement, indenture, instrument, order or decree that is binding upon the Maker or its Subsidiaries or (iv) violate or cause a default under any material applicable Law. 5.3. This Note is a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

-6- 5.4. There is no pending or threatened legal proceeding affecting the Maker which materially and adversely affects the legality, validity or enforceability of this Note. 5.5. The Maker and its Subsidiaries on a consolidated basis are, immediately after giving effect to the Transactions and the making of this Note, Solvent. 5.6. Immediately prior to and after giving effect to the making of this Note, there is no Default or Event of Default under any agreement governing any Material Indebtedness. 5.7. The Maker is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. 5.8. The Maker and each of its Subsidiaries are in compliance in all material respects with all applicable United States economic sanctions laws, executive orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the BSA and all applicable regulations issued pursuant to it. None of the Maker, any of its Subsidiaries or any Person directly or indirectly controlling the Maker or any of its Subsidiaries (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of applicable United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of applicable United States economic sanctions prohibitions such that the entry into, or performance under, this Note would be prohibited under United States law. 5.9. The Maker and each of its Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of this Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 5.10. None of the proceeds of this Note will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” (with the respective meanings of each such term under Regulation U of the Board of Governors of the Federal Reserve System or any successor thereto). The Maker is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”. 5.11. The Maker has no material assets other than the Equity Interests in Holdco nor any material Indebtedness, material tax liabilities or other material liabilities other than this Note. 5.12. The Maker further acknowledges and agrees that (i) it will derive substantial direct and indirect benefits (financial or otherwise) from consummation of the Transactions contemplated by the Purchase Agreement; (ii) desires to induce the Noteholders to enter into the Purchase Agreement; and (iii) it has received good and valuable consideration in connection with its entering into this Note. 6. CONDITIONS PRECEDENT

-7- The initial extension of loans by the Initial Noteholder to the Maker is subject to the satisfaction of the following conditions precedent, except as waived in writing by the Initial Noteholder: 6.1. Initial Noteholder’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of Maker: 6.1.1. For the Maker, (A) a customary certificate of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization and (B) a certificate, dated the Closing Date, executed by a secretary (or other officer with similar duties) certifying to the organizational document, resolutions or other action relating to this Note and the incumbency of each Responsible Officer authorized to act as a Responsible Officer in connection with this Note; 6.1.2. a customary opinion from Kirkland & Ellis, LLP, counsel to the Maker addressed to the Initial Noteholder, dated the Closing Date; 6.1.3. a customary solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Maker (after giving effect to this Note and the Transactions); and 6.1.4. a certificate, dated the Closing Date and signed by a Responsible Officer of the Maker, confirming satisfaction of the conditions set forth in Section 6.3. 6.2. The Initial Noteholder shall have received the results of a recent lien search listing all effective financing statements filed against any of the Maker and its material Subsidiaries. 6.3. The representations set forth in Section 5 hereto shall be true and correct in all material respects on the Closing Date. 6.4. The funding of the loans under the OpCo Credit Agreement shall have occurred in accordance with the terms of the OpCo Credit Agreement substantially concurrently with the delivery of this Note. 6.5. Prior to or substantially concurrently with the initial extension of loans by the Initial Noteholder hereunder, the Equity Contribution shall have been made substantially in the manner and at least in the amount set forth in the definition of Equity Contribution. 7. COVENANTS 7.1. The Maker shall not, and shall not permit any Subsidiary to, at any time, renew, amend, extend, or otherwise modify the terms and provisions of any Material Indebtedness nor shall the Maker enter into any other Material Indebtedness (by way of refinancing or otherwise), in each case, if such action shall (a) add any express restriction on the right of the Maker to make payments on or in respect of this Note, (b) materially impair the validity or enforceabilty of this Note or (c) evidence or result in the incurrence of Indebtedness that would be prohibited by Section 7.6 of this Note; provided that, for the avoidance of doubt, the foregoing shall not restrict the Maker, or any of its Subsidiaries, from amending, restating, supplementing, modifying or refinancing the OpCo Credit Agreement in a manner that does not otherwise conflict with clauses (a), (b) and (c) above. 7.2. As soon as possible and in any event within ten (10) Business Days after it becomes aware that a Default or Event of Default, as applicable, has occurred, the Maker shall notify the Noteholders in

-8- writing of the nature and extent of such Default or Event of Default, as applicable, and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default, as applicable. 7.3. The Maker shall maintain and preserve its existence and good standing in the jurisdiction of its organization. The Maker shall not agree, consent, permit or otherwise undertake to amend or otherwise modify the terms or provisions of its Organizational Documents in a manner that could reasonably be expected to adversely affect the Maker’s ability to satisfy its obligations under this Note. 7.4. The Maker shall provide the Noteholders (a) substantially concurrently with their delivery pursuant to the OpCo Credit Agreement, copies of monthly unaudited financial statements, quarterly unaudited financial statements, annual audited financial statements, KPI reports, annual budget and annual and quarterly compliance certificates, notices of any defaults or events of default and notices of the occurrence of a material adverse effect, in each case, delivered to the agent or the lenders under the OpCo Credit Agreement, (b) promptly upon request, all other information reasonably available to the Maker concerning the Maker or any of its Subsidiaries as any Noteholder may reasonably request and (c) within five (5) Business Days after the effectiveness of any amendment to the OpCo Credit Agreement, provide a copy of such amendment. The Maker shall promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note. Nothing in this Section 7.4 shall require the Maker (or their direct or indirect parent(s)) or their advisors to waive any attorney-client or similar privilege or to take any action that would violate any third party customary confidentiality agreement. 7.5. The Maker shall, and shall cause its Subsidiaries and its and their respective Representatives to, use reasonable best efforts to provide cooperation reasonably requested by the Initial Noteholder in connection with any potential sale, transfer or assignment of all or any portion of this Note to a prospective Assignee Noteholder (other than any Disqualified Person), including using reasonable best efforts in (i) reasonably promptly (A) preparing and furnishing to the Initial Noteholder and any prospective Assignee Noteholder as promptly as practicable financial information to the extent it is available to the Maker and/or its Subsidiaries and (B) furnishing all other available pertinent information and disclosures relating to Maker or Whistle, in each case, as may be reasonably requested by the Initial Noteholder or any prospective Assignee Noteholder to the extent necessary in connection with any such potential sale, transfer or assignment and (ii) having appropriate members of senior management of Whistle or other appropriate employees participate in a reasonable number of virtual or telephonic presentations and due diligence sessions with the Initial Noteholder or any prospective Assignee Noteholder, including direct contact between such senior management of Whistle or other appropriate employees and any prospective Assignee Noteholder, provided that participation in such sessions does not unreasonably interfere with the performance by any applicable employees of their respective duties and obligations to Whistle or any of its Subsidiaries or otherwise unreasonably interfere with the operation by Whistle or any of its Subsidiaries of their respective businesses in the ordinary course in any material respect. The Maker shall, and shall cause its Subsidiaries to, (i) consent to any such sale, transfer or assignment of all or any portion of this Note and (ii) execute and deliver all such documents and instruments as are reasonably necessary or desirable in connection with any such sale, transfer or assignment of all or any portion of this Note. All non-public or otherwise confidential information regarding Maker or any of its Subsidiaries provided pursuant to this Section 7.5 may be provided to any prospective Assignee Noteholder so long as such persons are subject to customary confidentiality undertakings reasonably satisfactory to Maker and substantially similar to those set forth in the Confidentiality Agreement. 7.6. The Maker shall not create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, (i) any Indebtedness for borrowed money or (ii) any other Indebtedness, other than, in the case of this clause (ii), Indebtedness incurred in the ordinary course of business not to exceed an aggregate principal amount of $1,000,000. The Maker shall not permit any

-9- Subsidiary to create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness, except such Indebtedness permitted under the OpCo Credit Agreement, with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; provided that, (x) intercompany Indebtedness among Holdco and its Subsidiaries shall be unlimited, (y) Maker and any Subsidiary shall not be permitted to incur incremental Indebtedness pursuant to the OpCo Credit Agreement or incremental equivalent Indebtedness, in each case, pursuant to the [“Incremental Starter Amount” (as defined in the OpCo Credit Agreement)] and (z) any Indebtedness incurred by the Maker or any of its Subsidiaries pursuant to Section [__] or [__]3 of the OpCo Credit Agreement that is contractually subordinated in right of payment to the Indebtedness under the OpCo Credit Agreement shall be required to be subordinated to this Note on customary terms reasonably acceptable to the Noteholders unless the proceeds of such subordinated Indebtedness are applied to repay all obligations outstanding under this Note in full. 7.7. The Maker shall not directly or indirectly declare or make any Restricted Payment except for (i) Permitted Restricted Payments and (ii) tax distributions calculated in accordance with Section 4.1(c) of the [Amended and Restated Agreement of Limited Partnership of Magnolia Topco L.P.], as in effect on the date hereof (and ignoring any restriction or limitation therein made by reference to any credit facility) (“Tax Distributions”). The Maker shall not permit any Subsidiary to directly or indirectly declare or make any Restricted Payment (other than to the Maker) except for Tax Distributions and such Restricted Payments permitted under the OpCo Credit Agreement with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; provided that any such Restricted Payment among Holdco and its wholly-owned Subsidiaries shall be unlimited. 7.8. The Maker shall not enter into or be a party to any agreement or transaction with any Affiliate of the Maker except for Permitted Affiliate Transactions. The Maker shall not permit any Subsidiary to enter into or be a party to any agreement or transaction with any Affiliate of the Maker, except for such agreements or transactions permitted under the OpCo Credit Agreement with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; provided that any such agreement or transaction among Holdco and its wholly-owned Subsidiaries shall be unlimited. 7.9. The Maker shall not directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset (including Equity Interests or other securities of any Person) owned by it at any time securing Indebtedness for borrowed money. The Maker shall not permit any Subsidiary to directly or 3 NTD: To cross reference the below baskets in the OpCo Credit Agreement. “(xi) indebtedness under a general debt basket in an amount not to exceed the greater of (A) 20% of Closing Date EBITDA and (B) 20% of Adjusted EBITDA for the most recently completed four consecutive fiscal quarters for which financial statements have been or are required to be delivered prior to such date of determination, (xv) unsecured subordinated (on customary terms reasonably acceptable to the Administrative Agent) Sponsor debt in an amount not to exceed the greater of (A) 2.25% of Closing Date EBITDA and (B) 2.25% of Adjusted EBITDA for the most recently completed four consecutive fiscal quarters for which financial statements have been or are required to be delivered prior to such date of determination, (xviii) unsecured subordinated (on customary terms reasonably acceptable to the Administrative Agent) debt in an amount not to exceed the greater of (A) 13.5% of Closing Date EBITDA and (B) 13.5% of Adjusted EBITDA for the most recently completed four consecutive fiscal quarters for which financial statements have been or are required to be delivered prior to such date of determination”

-10- indirectly, create, incur, assume or suffer to exist any Lien on any property or asset (including Equity Interests or other securities of any Person) owned by it at any time, except for such Liens permitted under the OpCo Credit Agreement with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; provided that any such Lien on property or asset in favor of Holdco or its wholly- owned Subsidiaries shall be unlimited. 7.10. The Maker shall not directly or indirectly, make any Investments, except for investments in the common Equity Interests of Holdco. The Maker shall not permit any Subsidiary to directly or indirectly, make any Investments, except for such Investments permitted under the OpCo Credit Agreement with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; provided that any such Investments among Holdco and its wholly-owned Subsidiaries shall be unlimited. 7.11. The Maker shall not Dispose of any Equity Interests or other assets or property of the Maker. The Maker shall not permit any Subsidiary to directly or indirectly, make any Disposition, except for such Dispositions permitted under the OpCo Credit Agreement with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; provided that any such Dispositions among Holdco and its wholly-owned Subsidiaries shall be unlimited. 7.12. The Maker shall, and cause each of its Subsidiaries to, (a) comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect, (b) without limiting clause (a) above, ensure that no person who owns a controlling interest in or otherwise controls the Maker or any of its Subsidiaries is or shall be (i) listed on the SDN List maintained by OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply with all applicable Bank Secrecy Act and anti-money laundering laws and regulations, and (d) pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property, as well as material claims of any kind by any Governmental Authority which, if unpaid, could reasonably be expected to become a Lien on any of its property (other than a Lien permitted hereunder); provided that the foregoing shall not require the Maker or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP. 7.13. The Maker shall not, and shall not permit Holdco, to (a) engage in any business operating activity other than (i) holding the Equity Interests of Holdco or OpCo, as applicable, owning deposit and securities accounts and cash on deposit therein from time to time and holding other de minimis property; (ii) performing its obligations under its Organizational Documents; (iii) issuing its own equity interests subject to the terms hereof and performing its obligations and undertaking activities incidental thereto; (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes) and participating in tax, accounting and other administrative matters as a member of the consolidated group of the Maker and its Subsidiaries; (v) preparing reports to Governmental Authorities and to its stockholders; (vi) holding director, manager and member meetings, preparing its books and records and performing other actions and activities required to maintain its separate structure or to comply with applicable requirements of law, or its Organizational Documents; (vii) providing indemnification and other benefits to officers, directors and employees; (viii) solely in the case of Holdco, the incurrence of Indebtedness permitted by the OpCo Credit Agreement as in effect on the date hereof to be incurred by Holdco and performance of its obligations thereunder with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed

-11- to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof; (ix) solely in the case of Holdco, completing transactions permitted by the OpCo Credit Agreement as in effect on the date hereof, making payments permitted under the OpCo Credit Agreement as in effect on the date hereof and making Investments permitted under the OpCo Credit Agreement as in effect on the date hereof, in each case, with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof, (x) solely in the case of Holdco, transactions described in the OpCo Credit Agreement as involving Holdco and permitted under the OpCo Credit Agreement; (xi) solely in the case of Holdco, any guarantees of leases entered into by Holdco or a Subsidiary of Holdco which are otherwise not prohibited by the OpCo Credit Agreement as in effect on the date hereof; and (xii) activities incidental to its existence and to the business or activities described in clauses (i)-(xi) above, or (b) permit any of the Equity Interests issued by it to be pledged to secure any Indebtedness for borrowed money or otherwise be subject to a Lien other than involuntary Liens arising by statute and, in the case of Holdco, in each case, that are permitted under the OpCo Credit Agreement as in effect on the date hereof with any dollar denominated baskets and/or ratio based baskets set forth therein being deemed to have a 20% cushion to the applicable levels set forth in the OpCo Credit Agreement as in effect on the date hereof. Notwithstanding anything to the contrary set forth herein, this Note does not contain any financial maintenance covenant and no financial maintenance covenant set forth in the OpCo Credit Agreement shall be deemed incorporated herein by reference. 8. DEFAULTS 8.1. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Maker defaults in the payment of (x) principal, Redemption Price or Repurchase Price (if any) on this Note when the same becomes due and payable or (y) interest or premium on this Note within three (3) Business Days after the same becomes due and payable, in each case, whether at maturity, at a date fixed for payment or prepayment, by declaration or otherwise; (b) (i) the Maker defaults in the performance of Section 7.2 and such Default remains uncured for a period of ten (10) days, (ii) the Maker defaults in the performance of any covenant in Section 7.4 and such Default remains uncured for a period of twenty (20) days after the earlier of (x) the date that the Maker knows or reasonably should have known of such Default and (y) the receipt of written notice of such Default from a Noteholder to the Maker or (iii) the Maker defaults in the performance of any covenant contained in Section 7 (other than Section 7.2, 7.4, 7.5 and 7.12); (c) the Maker defaults in the performance of any other covenant or obligation (other than those referred to in clauses (a) and (b) above) contained herein and such other Default remains uncured for a period of thirty (30) days after the earlier of (i) the date that the Maker knows or reasonably should have known of such Default and (ii) the receipt of written notice of such Default from a Noteholder to the Maker; (d) (i) the Maker becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or (ii) the Maker applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Maker or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Maker or for a substantial part of the property thereof and is not discharged or dismissed within sixty (60) days;

-12- or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Maker, and if such case or proceeding is not commenced by the Maker, it is consented to or acquiesced in by the Maker, or remains for sixty (60) days undismissed; or the Maker takes any action to authorize, or in furtherance of, any of the foregoing; (e) any representation or warranty made by the Maker herein shall have failed to be true and correct in all material respects on the Closing Date; (f) the Maker shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Note; or (g) a default under any loan, mortgage, indenture, credit agreement or similar instrument under which there is issued or by which there is secured or evidenced any Material Indebtedness, whether such Material Indebtedness or guarantee now exists or is created after the date of this Note, which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Material Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”) and such payment default continues for a period of 90 days thereafter; or (ii) results in the acceleration of such Material Indebtedness prior to its maturity; provided that clause (g)(i) shall not apply to any payment default if it has been remedied, cured or waived within 90 days after the expiration of any applicable grace period contained in such Material Indebtedness. 8.2. Acceleration. If an Event of Default described in Section 8.1(d) hereof has occurred (in each case, after giving effect to the applicable grace periods), this Note shall automatically become immediately due and payable in full. If any Event of Default (other than an Event of Default described in Section 8.1(d) hereof) has occurred and is continuting (after giving effect to the applicable grace periods), then upon declaration by any Noteholder by written notice to the Maker, this Note shall be immediately due and payable. Upon this Note (or any portion thereof) becoming due and payable under this Section 8.2, whether automatically or by declaration, the unpaid principal amount of this Note (or any portion thereof), plus all accrued and unpaid interest thereon and all other amounts due with resepct thereto (if any) shall all be immediately due and payable without presentment, demand, protest or further notice, all of which are hereby waived. If any Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under this Section 8.2, each Noteholder may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. The Noteholders may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. 9. TRANSFER AND REPLACEMENT OF NOTE 9.1. Restrictions on Transfer of Note. The Maker may not sell, assign, transfer, or otherwise dispose of, in whole or in part (a “Transfer”) this Note or any of its rights, liabilities or obligations hereunder, without the prior written consent of the Noteholders. The Initial Noteholder may Transfer, mortgage, pledge, hypothecate or encumber this Note or any interest herein in full or in part, without the prior written consent of the Maker; provided that in no event shall the Initial Noteholder transfer this Note or any interest herein to any Disqualified Person without the prior written consent of the Maker. No Noteholder (other than the Initial Noteholder) may Transfer, mortgage, pledge, hypothecate or encumber

-13- this Note or any interest herein in full or in part, without the prior written consent, not to be unreasonably withheld, of the Maker; provided, that consent of the Maker shall not be required for any transfer or assignment by a Noteholder (i) to an Affiliate of any Noteholder or (ii) upon the occurrence and during the continuance of an Event of Default under Section 8.1(a) or (d). No transfer or assignment of this Note shall be effective unless and until recorded in the Register. Any purported transfer of this Note or a portion hereof that does not comply with the provisions of this Section 9.1 shall be null and void and of no effect. The Maker shall execute and deliver all such documents and instruments as are reasonably necessary or desirable in connection with any Transfer of all or any portion of this Note by any Noteholder to the extent permitted by this Section 9.1. 9.2. Replacement of Note. Upon receipt by the Maker from any Noteholder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender and cancellation thereof, the Maker shall, at its own expense, execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. 9.3. Register. The Maker shall establish and maintain a separate register (the “Register”) setting forth the name and address of each Noteholder, the dates and amount of any payment of principal and interest on this Note and the unpaid principal and interest amounts owed to each Noteholder. The entries in the Register shall be conclusive, absent manifest error, and all parties shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Noteholder. The Maker shall promptly record any assignment permitted or consented to pursuant to Section 9.1 above in the Register. This provision shall be construed so that this Note is at all times maintained in “registered form” within the meaning of the Code and the United States Treasury Regulations promulgated thereunder. 10. AMENDMENT AND WAIVER 10.1. Requirements. This Note may be amended, and the observance of this Note may be waived (either retroactively or prospectively), with (and only with) the written consent of the Majority Noteholders; provided that no such amendment or waiver shall: (a) extend the Maturity Date of this Note without the written consent of each Noteholder; (b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest on this Note without the written consent of each directly and adversely affected Noteholder; (c) subordinate the obligations under this Note to any other indebtedness without the written consent of each Noteholder; or (d) change any provision of Section 4.6 or any other provision specifying the number of Noteholders required to take any action under this Note without the written consent of each Noteholder. 10.2. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 10 is binding upon each Noteholder and the Maker without regard to whether this Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Maker, on the one hand, and any Noteholder, on the

-14- other hand, nor any delay in exercising any rights hereunder or under this Note shall operate as a waiver of any rights of any Noteholder. 11. SPONSOR PURCHASE RIGHT (a) Sponsor shall have the option, exercised by delivery of prior written notice by Sponsor to the Noteholders (a “Purchase Notice”), to purchase either (at Sponsor’s sole option) (x) all (but not less than all) of the obligations under this Note from the Noteholders or (y) all (but not less than all) of the obligations under this Note held by the Initial Noteholder or its Affiliates from the Initial Noteholder or its Affiliates, as applicable. The Purchase Notice shall be irrevocable. (b) Sponsor may send to the Noteholders or the Initial Noteholder, as applicable, a Purchase Notice, in which event, the Noteholders or the Initial Noteholder, as applicable, shall not accelerate the obligations under this Note or exercise any remedies under this Note, to the extent such action has not been taken, provided that the purchase and sale with respect to the obligations under this Note provided for in this Section 11 shall have closed within ten (10) Business days after receipt by the Noteholders or the Initial Noteholder, as applicable, of the Purchase Notice and the Noteholders or the Initial Noteholder, as applicable, shall have received payment in full of the obligations under this Note (including any reasonable and documented outstanding fees and expenses of such Noteholder and, to the extent applicable, any Make Whole Amount due to an Assignee Noteholder to the extent that such purchase and sale takes place during the Make Whole Period) held by the Noteholders or the Initial Noteholder, as applicable, as provided for herein within such ten (10) Business Day period. (c) On the date specified by Sponsor in the Purchase Notice (which shall not be more than ten (10) Business Days and not less than five (5) Business Days after the receipt by the Noteholders or the Initial Noteholder, as applicable, of the Purchase Notice), the Noteholders or the Initial Noteholder, as applicable shall sell to Sponsor (or its designee), and Sponsor (or its designee) shall purchase from the Noteholders or the Initial Noteholder, as applicable all of the obligations under this Note held by the Noteholders or the Initial Noteholder, as applicable. (d) Upon the date of such purchase and sale, Sponsor (or its designee) shall pay to the Noteholders or the Initial Noteholder, as applicable, as the purchase price therefor the full amount of all the obligations under this Note then outstanding and unpaid (including any reasonable and documented outstanding fees and expenses of such Noteholder and, to the extent applicable, any Make Whole Amount due to an Assignee Noteholder to the extent that such purchase and sale takes place during the Make Whole Period). Such purchase price shall be remitted by wire transfer in federal funds to such bank account of the Noteholders or the Initial Noteholder, as applicable, as the Noteholders or the Initial Noteholder, as applicable, may designate in writing to Sponsor for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Sponsor (or its designee) to the bank account designated by the Noteholders or the Initial Noteholder, as applicable, are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by Sponsor (or its designee) to the bank account designated by the Noteholders or the Initial Noteholder, as applicable, are received in such bank account later than 2:00 p.m., New York City time. (e) Such purchase shall be expressly made without representation or warranty of any kind by the Noteholders or the Initial Noteholder, as applicable, as to the obligations under this Note so purchased or otherwise and without recourse to the Noteholders or the Initial Noteholder, as applicable, except that each Noteholder or Initial Noteholder, as applicable, shall represent and warrant: (i) the amount of the obligations under this Note being purchased from it, (ii) that such Noteholder owns its portion of

-15- the obligations under this Note so purchased free and clear of any liens or encumbrances and (iii) such Noteholder has the right to assign this Note and the assignment is duly authorized by such Noteholder. 12. MISCELLANEOUS 12.1. Notices. The notice provision in Section 12.05 of the Purchase Agreement is incorporated herein by reference mutatis mutandis. 12.2. WAIVER OF JURY TRIAL. THE MAKER AND EACH NOTEHOLDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. 12.3. Governing Law; Submission to Jurisdiction. The provisions of this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The Maker and the Noteholders hereby agree that any legal action or proceeding arising out of or relating to this Note or any agreements or transactions contemplated hereby shall be brought exclusively in a state or federal court in New York, New York and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. The Maker and the Noteholders hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the addresses set forth or referred to in Section 12.05 of the Purchase Agreement (with notices to the Maker to be sent as if being sent to the Purchaser pursuant thereto). 12.4. Successors and Assigns. This Note shall bind Maker and its successors and permitted assigns, and the benefits of this Note shall inure to the benefit of each Noteholder and their respective successors and permitted assigns. 12.5. Payments Due on Non-Business Days. Anything in this Note to the contrary notwithstanding, any payment of principal of, or interest on, this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day. 12.6. Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Upon any determination that any term or other provision of this Note is invalid, illegal or incapable of being enforced, the Maker and the Noteholders shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible. 12.7. Waiver of Presentment, etc. The Maker hereby waives presentment for payment, demand, notice of nonpayment, diligence, notice of acceptance, notice of dishonor, demand for payment, protest of any dishonor, notice of protest, and protest of this Note and all other notices of any kind in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that the Maker’s liability shall be unconditional without regard to the liability of any other person

-16- or entity and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by all the Noteholders or by the Noteholders. 12.8. Indemnities; Recovery Claim. (a) The Maker hereby agrees to indemnify, exonerate and hold each Noteholder and each of their officers, directors, employees, Affiliates and agents (each a “Noteholder Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and reasonable and invoiced expenses, including legal costs (collectively, the “Indemnified Liabilities”), incurred by the Noteholder Parties or any of them as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of this Note, except (a) to the extent any such Indemnified Liabilities result from the applicable Noteholder Party’s own bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction and (b) all costs and expenses, including legal costs in connection with the initial preparation, execution and delivery of this Note shall be paid by the party incurring such costs or expenses. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Maker hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Maker unconditionally and irrevocably agrees to pay upon demand any and all reasonable costs and expenses (including, without limitation, reasonable and documented attorneys’ fees and expenses of one (1) counsel for the Noteholders, taken as a whole) paid or incurred by the any Noteholder in collecting any amounts due hereunder, in enforcing the terms of this Note or otherwise incurred by any Noteholder in connection with any Recovery Claim. (b) Should a claim (a “Recovery Claim”) be made upon any Noteholder at any time for recovery of any amount received by such Noteholder in payment of any or all of the liabilities and should such amount be rescinded or returned by such Noteholder for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any Person), or any Noteholder shall otherwise repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Noteholder or any of its property, or (b) any reasonable settlement or compromise of any such Recovery Claim effected by such Noteholder with the claimant (including the Maker), the Maker shall remain liable to such Noteholder for the amount so repaid to the same extent as if such amount had never originally been received by such Noteholder, notwithstanding any termination or cancellation hereof or the return of this instrument to the Maker (and such amounts shall, for the purposes of this Note, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by such Noteholder, and this Note shall continue to be effective or be reinstated, as the case may be, as to such amounts due hereunder). 12.9. No Waiver; Cumulative Remedies. No failure or delay by any Noteholder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Maker in any case shall entitle the Maker to any other or further notice or demand in related or similar circumstances requiring such notice. 12.10. Setoff. All payments to be made hereunder by the Maker to any Noteholder shall be made without offset, setoff or other deduction of any kind; provided, that the Initial Noteholder shall have the right to set off and reduce the outstanding obligations under this Note in accordance with Section 11.03(b) of the Purchase Agreement. 12.11. No Third Party Beneficiaries. Nothing in this Note shall be deemed or construed to give any Person, other than the Maker and the Noteholders, and their respective permitted successors and assigns, any legal or equitable rights hereunder; provided, that Sponsor shall be a third party beneficiary of Section 11.

-17- 12.12. Withholding Rights. The Maker shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Note, any amounts required to be deducted or withheld with respect to the making of such payment under applicable Tax Law and shall timely pay the full amount so deducted or withheld to the relevant Taxing Authority in accordance with applicable Law. If the Maker determines that an amount is required to be deducted and withheld with respect to any of the Noteholders or any of their Affiliates, then the Maker shall use commercially reasonable efforts to provide the Noteholders with reasonable notice of it’s intent to deduct and withhold, the legal basis therefor, and reasonably cooperate with the Noteholders with respect to (a) the application of the “portfolio interest” exemption under sections 871(h) and 881(c) of the Code and claiming the benefits of such exemption under the Code and (b) claiming the benefits of any income Tax treaty, in each case, to the extent applicable with respect to any payments under this Note, to reduce, minimize, or eliminate such potential deductions and withholdings, including by providing a reasonable opportunity for the payee to provide forms or other evidence that would reduce or exempt such amounts from deduction or withholding. To the extent that any amounts are so deducted, withheld and remitted to the appropriate Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Note as having been paid to the Noteholder in respect of which such deduction or withholding was made. 12.13. Confidentiality. Each Noteholder agrees to maintain as confidential all information (other than any information generally known and available by the public) provided to them by Maker or any of its Subsidiaries (or by a Sponsor or any of its directors, officers, employees, attorneys, auditors or agents of Maker and its Subsidiaries on behalf of Maker and its Subsidiaries) under or in connection with this Note and the transaction contemplated hereby, except that each Noteholder may disclose such information (a) to their Affiliates and to Persons employed or engaged by such Noteholder or any of their Affiliates or representatives or financing sources of such Persons who need to know such information in evaluating, approving, marketing this Note in connection with the potential sale, transfer or assignment of all or any portion of this Note to a prospective Assignee Noteholder, structuring or administering this Note and who agree to treat such information as confidential in accordance with the provisions hereof; (b) to any assignee or participant or potential assignee, participant, financing source, or syndicate member (excluding any Disqualified Person) that has agreed to comply with a confidentiality covenant no less restrictive than the terms contained in this Section 12.13 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory or self-regulatory authority or examiner, or any insurance industry association, or as reasonably believed by such Noteholder to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Noteholder’s counsel, is required by law or regulation; (e) in connection with the exercise of any right or remedy under this Note or in connection with any litigation to which such Noteholder is a party; (f) on a confidential and a need to know basis, to any investor of a Noteholder that requires access to information about a Noteholder’s investment portfolio in connection with investment decisions with respect to such Noteholder; and (g) that ceases to be confidential through no fault of any Noteholder, or any Affiliate or representative of such Persons, including any person described in clause (a) above. 12.14. ENTIRE AGREEMENT. THIS NOTE, TOGETHER WITH THE PURCHASE AGREEMENT, REPRESENTS THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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[Signature Page to Sellers’ Note] IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above. EXPRESS WASH TOPCO, LLC, as Maker By_______________________________ Name: Title:

[Signature Page to Sellers’ Note] [PARENT], as Initial Noteholder By_______________________________ Name: Title:

-A-1- EXHIBIT A DEFINED TERMS As used herein, the following terms have the respective meanings set forth below: “Assignee Noteholder” has the meaning assigned to such term in Section 4.2. “Bankruptcy Code” means the provisions of Title 11 of the United States Code or other applicable bankruptcy, insolvency or similar laws of any jurisdiction. “Beneficial Ownership” shall have the meaning given to such terms in Rules 13d-3 and 13d-5 under the Exchange Act. “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed. “Cash Equivalents” means any of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 12 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, at any time that neither S&P nor Moody’s rates such obligations, an equivalent rating from another nationally recognized rating service); (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, at any time that neither S&P nor Moody’s rates such obligations, an equivalent rating from another nationally recognized rating service); (d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the OECD or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than $500,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) above; and (f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above. “Change of Control” means (a) the Maker shall cease to directly own 100% of Holdco, (b) Holdco shall cease to directly own 100% of OpCo, or (c) a “change of control” shall occur under the OpCo Credit Agreement4. “Company” has the meaning set forth in the Purchase Agreement. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. 4 NTD: To align with OpCo Credit Agreement.

-A-2- “Disposition” means, with respect to any Person, the sale, transfer or other disposition (including by way of merger) of any property or asset of such Person (including, without limitation, any sale and leaseback transaction and the sale, transfer or other disposition of any Equity Interests owned by such Person) to any other Person, and the term “Dispose” shall have meanings correlative thereto. “Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash (other than Tax Distributions), or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date as in effect on the date of the issuance of such Equity Interest, except to the extent that the terms of such Equity Interest expressly provides that such mandatory redemption, dividend or any other similar right, is exercisable or payable only to the extent that this Note shall have been paid in full in cash. “Disqualified Person” shall mean collectively, (i) those banks, financial institutions and other institutional lenders and investors that have been separately identified in writing by Maker or the Sponsor to the Initial Noteholder prior to the execution of the Purchase Agreement (or (x) if after such date and prior to the Closing Date, that are reasonably acceptable to the Initial Noteholder or (y) if after the Closing Date, that are identified to the Initial Noteholder in writing no more than two (2) times per year which shall be subject to the prior written consent of the Majority Noteholder), (ii) those persons who are competitors of Maker and its subsidiaries (including those acquired pursuant to the Purchase Agreement) that are identified in writing by Maker or the Sponsor to us from time to time prior to the Closing Date (which list of competitors may be supplemented by the Maker after the Closing Date by means of a written notice to the Initial Noteholder but which supplementation shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Note) or (iii) in the case of each of clauses (i) and (ii), any of their affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the persons referenced in clause (ii) above) that are either (a) identified in writing by Maker or the Sponsor from time to time (but which supplementation shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Note) or (b) reasonably identifiable on the basis of such affiliate’s name. “Dividends” shall mean any direct or indirect distribution, dividend, or payment of cash or other property of any kind to any Person on account of any Equity Interests of the Maker. “Event of Default” has the meaning set forth in Section 8.1. “Equity Contribution” means the direct or indirect cash equity contributions to OpCo by the Investors in an aggregate amount equal to at least $70,000,000, which equity investments shall be in the form of common equity (or preferred equity on terms satisfactory to the Initial Noteholder) at the levels of the Maker, Holdco and OpCo. As used in this definition, “Investors” means (i) Oaktree Special Situations Fund III Holdings (Delaware), L.P., a Delaware limited partnership (together with its affiliates and its funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing) and (ii) Alvarez & Marsal Partners Opportunities Fund, LP, a Delaware limited partnership, and AMCO Car Wash AIV, LP, a Delaware limited partnership (together with its affiliates and its funds, partnerships or other co- investment vehicles managed, advised or controlled by the foregoing).

-A-3- “Equity Interest” means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the date hereof, but excluding debt securities convertible or exchangeable into such equity. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Maker. “GAAP” means generally accepted accounting principles in the United States as in effect (i) with respect to financial information for periods on or after the Closing Date, as of the date of this Agreement and (ii) with respect to financial information for periods prior to the Closing Date, as of such applicable time. “Governmental Authority” means any national, supranational, federal, state, municipal, provincial or local (a) government, quasi-governmental or political subdivision or any division, agency, commission, authority or instrumentality thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, (b) arbitration tribunal (public or private) or (c) court or judicial authority, in each case, whether U.S. or foreign. “Holdco” means Express Wash Intermediate, LLC, a Delaware limited liability company. “Indebtedness” has the meaning assigned to the term “Debt” in the OpCo Credit Agreement as in effect on the date hereof. “Initial Noteholder” has the meaning set forth in the introductory paragraphs of this Note. “Investment” has the meaning set forth in the OpCo Credit Agreement as in effect on the date hereof. “Laws” or “Law” has the meaning set forth in the Purchase Agreement. “Lien” has the meaning set forth in the OpCo Credit Agreement as in effect on the date hereof. “Majority Noteholders” shall mean, at any time, the Noteholders holding outstanding obligations representing more than 50% of the aggregate at such time of all outstanding obligations under this Note. “Make Whole Amount” shall mean, at any date of redemption or acceleration (each, a “redemption date”), a make whole premium, payable in cash, equal to the aggregate amount of interest that would otherwise have accrued at the Interest Rate on the principal amount of the portion of this Note being redeemed or accelerated from such redemption date through the end of the Make Whole Period (assuming for the purpose of such calculation that the principal amount under this Note remains outstanding during the entirety of the Make Whole Period).

-A-4- “Make Whole Period” has the meaning set forth in Section 4.7 of the Note. “Maker” has the meaning set forth in the introductory paragraphs of this Note. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of Maker and its Subsidiaries, taken as a whole, or (b) a material impairment of the ability of Maker to perform its obligations under this Note. “Material Indebtedness” means (i) the Indebtedness incurred pursuant to the OpCo Credit Agreement and (ii) other Indebtedness for borrowed money of the Maker or any of its Subsidiaries, in the case of this clause (ii), with an original principal amount equal to or exceeding the greater of (x) $[-] and (y) [-]%5 of Adjusted EBITDA (as defined in the OpCo Credit Agreement). “Maturity Date” has the meaning set forth in the introductory paragraph of this Note. “Note” has the meaning set forth in Section 1. “Noteholder” and “Noteholders” have the meaning set forth in the introductory paragraphs of this Note. “OpCo” means Express Wash Acquisition Company, LLC, a Delaware limited liability company. “OpCo Credit Agreement” means that certain [Credit Agreement] dated as of [-], 2025, by and among OpCo, as borrower, Holdco, as holdings, the other guarantors party thereto, the financial institutions party thereto as lenders and [__], as agent for the lenders, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the terms hereof.6 “Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Permitted Affiliate Transactions” means any and all (a) transactions expressly permitted to involve Maker under Section 7.13 of this Note; (b) payments (or reimbursement) to the directors of Maker (or its subsidiaries or any direct or indirect parent company of Maker) of (i) the reasonable costs and out-of-pocket expenses actually incurred by such directors in connection with attending board of directors meetings, (ii) any indemnification obligations of Maker or its subsidiaries owing to such directors and (iii) director fees payable to such directors, in the case of the foregoing clause (b)(iii), in an aggregate amount not to exceed $[-]7 per fiscal year; and (c) employment and severance arrangements (and any payments pursuant thereto) between Maker (or any direct or indirect parent thereof) and its Subsidiaries, on the one hand, and their respective directors, officers, employees, members of management or consultants, on the other hand, and transactions pursuant to stock option plans and employee benefit plans and arrangements, in each case under this clause (c), in the ordinary course of business. 5 NTD: To align with cross-default threshold in OpCo Credit Agreement plus 20%. 6 NTD: To be updated to reflect description of the OpCo Credit Agreement. 6 NTD: To be updated to reflect description of the OpCo Credit Agreement. 7 NTD: To align with OpCo Credit Agreement threshold plus 20%

-A-5- “Permitted Restricted Payments” means any and all (a) distributions to any direct or indirect parent company of the Maker to permit the Maker and/or such parent company to pay franchise taxes and other similar licensing expenses of the Maker (or any direct or indirect parent company of the Maker) and reasonable out-of-pocket expenses, in each case incurred in the ordinary course of business and solely to the extent attributable to the operations or ownership of the Maker and its Subsidiaries, (b) distributions to redeem Equity Interests of the Maker (or any direct or indirect parent company of the Maker) held by current or former officers, directors and employees of Maker or any of its Subsidiaries (or their current or former spouses, their estates, their estate planning vehicles or their family members), provided that such distributions do not exceed $[-]8 per fiscal year or $[-] in the aggregate after the date hereof; provided that any distributions permitted to be made in a given fiscal year pursuant to this clause (b) but not made may be carried forward and made in succeeding fiscal years, (c) Dividends or other distributions payable solely in the Maker’s Equity Interests (other than Disqualified Equity Interests), (d) payments (or reimbursements), or distributions to any direct or indirect parent company of the Maker so that such parent company may pay (or reimburse), to Sponsor and its Investment Affiliates (as defined in the OpCo Credit Agreement) (x) the reasonable out-of-pocket costs and expenses actually incurred by such Persons in the ordinary course of business in connection with the management of Maker and its Subsidiaries , and (y) any indemnification obligations of Maker and its Subsidiaries owing to such Persons, (e) payments (or reimbursements), or distributions to any direct or indirect parent company of the Maker so that such parent company may pay (or reimburse in cash), to the directors of the Maker and its Subsidiaries (or any direct or indirect parent company of the Maker) (x) the reasonable costs and out-of-pocket expenses actually incurred by such directors in connection with attending board of directors meetings, (y) any indemnification obligations of the Maker and its Subsidiaries owing to such directors and (z) director fees payable to such directors and (f) cashless repurchases of Equity Interests of the Maker (or any direct or indirect parent company of the Maker) in connection with the exercise of stock options or warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights. “Person” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Purchase Agreement” means that certain Stock Purchase Agreement, dated as of [-], 2025, by and among Driven Brands, Inc., a Delaware corporation (“DBI”), the Sellers (as defined therein), following execution and delivery of a joinder to the Purchase Agreement as provided in Section 5.05(b) thereof, a newly-formed Delaware corporation (“Parent” and, together with the Sellers and DBI, the “Seller Parties”), Boing US Holdco, Inc., a Delaware corporation (the “Company”), and Express Wash Operations, LLC dba Whistle Express Car Wash, a Delaware limited liability company (“Purchaser”). “Purchase Notice” has the meaning set forth in Section 11(a). “Reorganization” means any voluntary or involuntary dissolution, winding-up, liquidation, reorganization by judicial proceedings, bankruptcy, insolvency, receivership or other statutory or common law proceedings, including, without limitation, any proceeding under the Bankruptcy Code or any similar law of any other jurisdiction, involving the Maker or any of its properties or the readjustment of the 8 NTD: To align with agreed caps in the OpCo Credit Agreement plus 20%

-A-6- respective liabilities of the Maker or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Maker. “Register” has the meaning set forth in Section 9.3. “Redemption Price” has the meaning set forth in Section 4.4. “Repurchase Price” has the meaning set forth in Section 4.5. “Responsible Officer” means, with respect to any Person, any director, managing partner, chairman, chief operating officer or chief financial officer of such Person (or, in the case of a limited partnership, its general partner). “Restricted Payment” shall mean (a) Dividends, (b) loans to any Affiliate by the Maker, (c) any payment of management, consulting, investment banking or similar fees payable by the Maker to any Affiliate of the Maker and (d) any redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim of rescission with respect to any Equity Interest of the Maker. “Sponsor” means (i) Oaktree Capital Management, L.P., together with its affiliates and its funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing. “Solvent” means, as of any time of determination, and with respect to any specified Person, that (i) the aggregate value of the combined assets of such Person and its Subsidiaries (determined and calculated in accordance with GAAP) will exceed the aggregate value of the combined liabilities of such Person and its Subsidiaries (determined and calculated in accordance with GAAP) and (ii) such Person and its Subsidiaries have not incurred combined liabilities (determined and calculated in accordance with GAAP) beyond their collective ability to pay such liabilities as such liabilities mature. “Subsidiary” has the meaning set forth in the Purchase Agreement. “Voidable Transfer” has the meaning set forth in Section 11.8.

SCHEDULE I NOTEHOLDERS Noteholder Principal Amount of Note [PARENT] $[130,000,000] Total $[130,000,000]